SCHEDULE  14A  INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:

[ ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant  to  240.14a-11(c)  or  240.14a-12

                      GLOBAL  TELEMEDIA  INTERNATIONAL,  INC.
--------------------------------------------------------------------------------
                (Name  of  Registrant  as  Specified  In  Its  Charter)

                JONATHON  BENTLEY-STEVENS,  CHIEF  EXECUTIVE  OFFICER
--------------------------------------------------------------------------------
                   (Name  of  Person(s)  Filing  Proxy  Statement)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.
[ ]  Fee  computed  on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title  of  each  class  of  securities  to  which  transaction applies:

     ---------------------------------------------------------------------------

     2)  Aggregate  number  of  securities  to  which  transaction  applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     ---------------------------------------------------------------------------

     4)  Proposed  maximum  aggregate  value  of  transaction:

     ---------------------------------------------------------------------------

     5)  Total  fee  paid:

     ---------------------------------------------------------------------------

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount  Previously  Paid:

     ------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

     ------------------------------------------------
     3)  Filing  Party:

     ------------------------------------------------
     4)  Date  Filed:

     ------------------------------------------------

                                  P  R  O  X  Y
                                  -  -  -  -  -

                      GLOBAL  TELEMEDIA  INTERNATIONAL,  INC.

             THIS  PROXY  IS  BEING  SOLICITED  BY  THE  BOARD  OF  DIRECTORS

                      FOR  AN  ANNUAL  MEETING  OF  STOCKHOLDERS
                        TO  BE  HELD  ON  OCTOBER 7, 2000

     The  undersigned  stockholder appoints ____________________, ______________
and ____________________, or any of them, as proxy with full power of substitution, to vote the shares of voting securities of Global TeleMedia International, Inc. (the "Company") which the undersigned is entitled to vote at an Annual Meeting of Stockholders to be held at the Queen Mary, Long Beach, California, on October 7, 2000, at 10:00 a.m., local time, and at any adjournments thereof (the "Meeting"), upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

(1) To elect to the Board of Directors eight (8) directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified, subject to their prior death, resignation or removal.

     [ ] FOR all nominees listed herein (except as marked to the contrary below).

     [ ]     WITHHOLD  AUTHORITY  to  vote  for  all  nominees  listed  below.

     (INSTRUCTIONS:  TO  WITHHOLD  AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
      STRIKE  A  LINE  THROUGH  THE  NOMINEE'S  NAME  LISTED  BELOW)

JONATHON BENTLEY-STEVENS   REGINA  S.  PERALTA              RENATO  DE  VILLA
JOHN  WALSH                RAMON  A.  TIROL                 ROBERTO S. SEBASTIAN
JOEMARI  D.  GEROCHI       YAM PG ANAK HJ ABDUL WADOOD BOLKIAH

(2) To approve a change in the Company's Certificate of Incorporation eliminating the requirement for a shareholders' meeting to amend the Certificate of Incorporation.

     [ ]    FOR               [ ]    AGAINST                    [ ]    ABSTAIN

(3) To approve a reverse stock split of shares of the Company's common stock authorized and outstanding as of the date of the meeting within and including a range of 1 for 3 through a 1 for 12 basis pursuant to the Board of Directors' discretion and to amend the Certificate of Incorporation to effect the reverse stock split.

     [ ]    FOR               [ ]    AGAINST                    [ ]    ABSTAIN

(4) To approve an increase in the number of the Company's authorized shares of common stock, par value $0.004 per share, from 75 million to 100 million shares and to amend the Certificate of Incorporation to effect the increase.

     [ ]    FOR               [ ]    AGAINST                    [ ]    ABSTAIN

(5) To ratify the appointment of Mendoza Berger & Company, LLP, Certified Public Accountants, as independent certified public accountants for the Company for the year ending December 31, 2000.

     [ ]    FOR               [ ]    AGAINST                    [ ]    ABSTAIN

     In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

(6) To transact such other business as may properly come before the Meeting and any adjournments thereof.

DATED:________                            ____________________________________
                                                  Signature


                                          ____________________________________
                                                  Signature  (if  held  jointly)


                                          ____________________________________
                                                  Print  Names


                            (Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, Trustee or guardian, please give your full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person).

PLEASE CHECK THE BOXES ABOVE AND ON THE REVERSE SIDE, SIGN, DATE AND RETURN THIS PROXY TO AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005, ATTN: PROXY SERVICES, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

                      GLOBAL  TELEMEDIA  INTERNATIONAL,  INC.
                             A  DELAWARE  CORPORATION


                    NOTICE  OF  ANNUAL  MEETING  OF  STOCKHOLDERS
                        TO  BE  HELD  ON  OCTOBER 7, 2000


TO  THE  STOCKHOLDERS  OF  GLOBAL  TELEMEDIA  INTERNATIONAL,  INC.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Global Telemedia International, Inc., a Delaware corporation (the "Company"), will be held at the Queen Mary, Long Beach, California on October 7 , 2000, at 10:00 a.m., local time, and at any adjournments thereof, to consider and vote on the following proposals:

     (1) To elect to the Board of Directors eight (8) directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified, subject to their prior death, resignation or removal.

     (2) To approve a change in the Company's Certificate of Incorporation eliminating the requirement for a shareholders' meeting to amend the Certificate of Incorporation.

     (3) To approve a reverse stock split of shares of the Company's common stock authorized and outstanding as of the date of the meeting within and including a range of 1 for 3 through a 1 for 12 basis pursuant to the Board of Directors' discretion and to amend the Certificate of Incorporation to effect the reverse stock split.

     (4) To approve an increase in the number of the Company's authorized shares of common stock, par value $0.004 per share, from 75 million to 100 million shares and to amend the Certificate of Incorporation to effect the increase.

     (5) To ratify the appointment of Mendoza Berger & Company, LLP, Certified Public Accountants, as independent public accountants for the Company for the year ending December 31, 2000.

     (6) To transact such other business as may properly come before the Meeting and any adjournments thereof.

     ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON AUGUST 31, 2000 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING. PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO AMERICAN STOCK TRANSFER & TRUST CO., 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005, ATTN: PROXY SERVICES, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                            By  Order  of the Board of Directors

                                            GLOBAL TELEMEDIA INTERNATIONAL, INC.



                                            By:
                                               ---------------------------------
                                                 Jonathon  Bentley-Stevens
                                                 Chief  Executive  Officer

Newport  Beach,  California
DATED:  September  8,  2000
(approximate  date  of  mailing  proxy  material)

                      GLOBAL  TELEMEDIA  INTERNATIONAL,  INC.
                             A  DELAWARE  CORPORATION

                                EXECUTIVE  OFFICES
                              4675  MACARTHUR  COURT
                                    SUITE  710
                            NEWPORT  BEACH,  CA  92660
                                 (949)  253-9588
                          ____________________________

                                 PROXY  STATEMENT
                          ____________________________

     This proxy statement is furnished to the stockholders of Global TeleMedia International, Inc., a Delaware corporation (the "Company" or "GTMI"), in connection with the Annual Meeting of Stockholders (the "Meeting") to be held at the Queen Mary, Long Beach, California, on October 7, 2000, 2000 at 10:00 a.m., local time, and at any adjournments thereof.

     The  Meeting  will be held to consider and vote on the following proposals:


                               PURPOSE  OF  MEETING

     (1) To elect to the Board of Directors eight (8) directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified, subject to their prior death, resignation or removal.

     (2) To approve a change in the Company's Certificate of Incorporation eliminating the requirement for a shareholders' meeting to amend the Certificate of Incorporation.

     (3) To approve a reverse stock split of shares of the Company's common stock authorized and outstanding as of the date of the meeting within and including a range of 1 for 3 through a 1 for 12 basis pursuant to the Board of Directors' discretion and to amend the Certificate of Incorporation to effect the reverse stock split.

     (4) To approve an increase in the number of the Company's authorized shares of common stock, par value $0.004 per share, from 75 million to 100 million shares and to amend the Certificate of Incorporation to effect the increase.

     (5) To ratify the appointment of Mendoza Berger & Company, LLP, Certified Public Accountants, as independent public accountants for the Company for the year ending December 31, 2000.

     (6) To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The list of all stockholders of record on August 31, 2000, will be available at the Meeting and at the offices of the Company at 4675 MacArthur Court, Suite 420, Newport Beach, California, 92660, (949) 253-9588, for the ten
(10)  days  preceding  the  Meeting.

ANNUAL  REPORT

     The Company is delivering a copy of its Annual Report to Shareholders for the year ended December 31, 1999, to each shareholder, together with this Proxy Statement. Upon written request, the Company will provide, without charge a copy of its Annual Report on Form 10-KSB, for the year ended December 31, 1999, to any stockholder of record or any stockholder who owned Common Stock listed in the name of a bank or broker, as nominee, at the close of business on August 31, 2000.

     Requests should be addressed to the Company, to the attention of Global TeleMedia International, Inc., Ms. Betsy Ross, Office Manager, 4675 MacArthur Court, Suite 710, Newport Beach, California, 92660, (949) 253-9588.

RECORD  DATE

     Only stockholders of record at the close of business on August 31, 2000, are entitled to vote at the Annual Meeting. The Company's voting common stock (the "Common Stock") and its Series A Preferred Stock (the "Preferred Stock") are its only classes of voting securities. As of August 31, 2000, the record date (the "Record Date") fixed by the Board of Directors, the Company had issued and outstanding 74,939,500 shares of Common Stock of record. In addition, the Company has outstanding 4,000 shares of Series A Preferred Stock, all of which have voting rights. (See "Voting and Solicitation" herein.)


REVOCABILITY  OF  PROXIES

     A PROXY FOR USE AT THE MEETING IS ENCLOSED. ANY STOCKHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A STOCKHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON.

VOTING  AND  SOLICITATION

     Proxies are being solicited by the Board of Directors of the Company (the "Board"). The cost of this solicitation will be borne by the Company. Solicitation will be primarily by mail, but may also be made by telephone, electronic or fax transmission or personal contact by certain officers and directors of the Company, who will not receive any compensation therefor. Shares of Common Stock or Preferred Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS TO THE CONTRARY, PROPERLY EXECUTED PROXIES DELIVERED TO THE BOARD WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED ABOVE. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

Each share of Common Stock is entitled to one vote for each share held as of record, and there are no preemptive rights. There are currently 74,939,500 common shares outstanding and entitled to vote. Additionally, there are currently 4,000 shares of Convertible Series A Preferred Stock outstanding each of which is entitled to 200,000 votes on any matter with respect to which preferred shares are entitled to vote.

          The Company's Certificate of Incorporation (the "Certificate of Incorporation" or "Certificate") and bylaws do not provide for cumulative voting for the election of directors or any other purpose. However, shareholders may nevertheless have cumulative voting rights with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless prior to the voting at the Meeting, a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at such Meeting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated at the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

          Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of votes held in his or her name on the Record Date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The eight (8) candidates receiving the highest number of votes are elected.

QUORUM;  ABSTENTIONS;  BROKER  NON-VOTES

     Shares representing greater than 50% of the voting power of the 75 million shares of Common Stock outstanding and the 4,000 shares of Series A Prefered Stock are entitled to vote on the Record Date and which have voting rights in an election of directors must be represented at the Meeting to constitute a quorum for conducting business. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote of those present and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the Meeting as originally notified whether or not greater than 50% of the outstanding voting stock is represented at such reconvened meeting. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter. The Company will count abstentions for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.


     Further, the Company intends to count broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business, although broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE  FOR  RECEIPT  OF  STOCKHOLDER  PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders in 2001, must be received by the Company no later December 31, 2000, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

MARKET  FOR  COMMON  STOCK  AND  RELATED  STOCKHOLDER  MATTERS

     As of August 31, 2000, the authorized capital stock of the Company consisted of 75,000,000 shares of common stock, par value $0.004 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.004 per share (the "Preferred Stock"). As of June 30, 2000, there were issued and outstanding 74,939,500 shares of Common Stock, and options and warrants to purchase 3,254,575 shares of Common Stock at prices ranging from $0.10 to $2.50 per share. As of August 31, 2000, there were issued and outstanding 4,000 shares of Series A Preferred Stock.

     The  Company's  Common  Stock  has  been  trading  on  the Over-the-Counter
Bulletin Board ("OTCBB") market since July, 1995, and is also quoted on the OTCBB or in the "pink sheets" maintained by the National Quotation Bureau, Inc. under the symbol "GTMI." The bid and asked sales prices of the Common Stock, as traded in the OTCBB market, on June 30, 2000, were approximately $0.855 bid and $0.875 ask, respectively. The quarterly range of high and low bid prices for the past two calendar years and the three most recent quarterly periods were as follows:

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

                                  Bid  Prices        Asked  Prices
                                High      Low       High      Low

Year Ended December 31, 1998

1st  Quarter                   0.290     0.070     0.380     0.080
2nd  Quarter                   0.720     0.300     0.730     0.310
3rd  Quarter                   0.455     0.125     0.465     0.130
4th  Quarter                   0.380     0.125     0.390     0.133

Year Ended December 31, 1999

1st  Quarter                   0.365     0.125     0.375     0.130
2nd  Quarter                   0.29      0.17      0.30      0.18
3rd  Quarter                   0.24      0.14      0.25      0.13
4th  Quarter                   0.23      0.11      0.25      0.13

Period  Ended  June  30,  2000

1st  Quarter                   3.000     0.125     3.281     0.281
2nd  Quarter                   1.563     0.406     1.781     0.875

     These prices are based upon quotations between dealers as reported from time to time by market sources, without adjustments for retail mark-ups, markdowns or commissions, and therefore may not represent actual transactions.

     No dividend has been declared or paid by the Company since inception. The Company is exploring the future payments of dividends as soon as cash flow and profits permit.

     The  transfer  agent  for  the Company is American Stock Transfer and Trust
Company,  40  Wall  Street,  New  York,  New  York  10005.



                        DIRECTORS  AND  EXECUTIVE  OFFICERS

     The directors of the Company currently have terms which will end at the conclusion of the Meeting of the stockholders of the Company and until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors.

     The following table sets forth certain information concerning the persons who have been nominated by the Board of Directors to be directors of the Company in connection with PROPOSAL ONE of this Proxy Statement and the current executive officers of the Company:

NAME                            POSITION                AGE
--------------------  --------------------------------  ---
Jonathon  Bentley-    Chairman  of  the  Board,         46
Stevens               Chief  Executive
                      Officer,  Director

Regina  S.  Peralta   Executive  Vice  President  and   40
                      Director

Renato  de  Villa     Director                          65

John  Walsh           Chief Operating Officer,          57
                      Director
Ramon  A.  Tirol      Director                          76
Roberto S. Sebastian  Director                          57
Joemari  D.  Gerochi  Director                          55
Yam Pg Anak HJ Abdul  Director                          31
Wadood  Bolkiah

David  Tang           Chief  Financial  Officer         40


     JONATHON BENTLEY-STEVENS 1) effective April 2, 1999, was appointed Chairman of the Board, Chief Executive Officer and President of the Company, posts to which he was appointed as a result of the Company's acquisition of Bentley House Furniture Company, Inc. ("BHFC") in March, 1999. Mr. Bentley-Stevens is the current Chief Executive Officer of Bentley House Furniture Company, Inc., which is one of the Company's chief operating subsidiaries. He is also President of Bentley House International Corporation (Seychelles) and President of BentleyTel.com Inc. Mr. Bentley-Stevens is the author of the Bentley-Tricap Ancestral Land Development Plan, currently in use in the Republic of the Philippines ("ROP") as a platform for infrastructure and technological development.

     REGINA S. PERALTA effective April 2, 1999, was appointed the Company's Executive Vice President, and has also been a director of the Company since March, 1999. Ms. Peralta's family founded Bentley House Furniture Company, Inc. and she has served as its President for the past 18 years. Ms. Peralta is also the Vice President of BHTC Sdn. BHD., a BHFC subsidiary. Ms. Peralta previously served as a board member on the Philippine chamber of furniture industries.

1) The SEC initiated a civil action against Mr. Bentley-Stevens for alleged violations of 10(b) of the Securities Exchange Act of 1934 ("the Act"). Mr. Bentley-Stevens had been a director of a Nevada corporation, Global Timber Corporation ("Global Timber"). In December, 1995, January, 1996 and November, 1996, Global Timber filed disclosure documents with the SEC pursuant to Rule 15c2-11 of the SEC and also filed a Form 10 Registration Statement in March 1996. In each of these documents, Global Timber announced the acquisition of certain timber rights in the Philippines. The SEC claims that these statements were false and/or misleading since as of the date of the disclosure documents Global Timber had not obtained approval from the Philippine government to actually harvest the timber. Mr. Bentley-Stevens is vigorously opposing the SEC's claims on the grounds that nothing in the disclosure documents claims that Global Timber had an immediate right to harvest timber and he played no role in the drafting of the documents nor did he review them before they were filed. Global Timber is in no way affiliated with GTMI or any of its subsidiaries. No findings, orders, decrees or judgments have been made in this matter, although the SEC has indicated that it might examine GTMI's public statements.

RENATO DE VILLA has served as a director of the Company since June 1999. General de Villa has served as a Four Star General Chief of Staff of the Philippine Army from 1991 through 1997 and was Secretary of National Defense of the ROP. He is currently a Director of the Bank of the Philippine Islands in Manilla, ROP. General de Villa's principal occupation is as Chairman and President of Independent Insight, Inc., a risk control organization firm in the Philippines. He is also advisor to the Chairman of Ayala Corporation, a Philippine company with annual sales of over $1 Billion. General de Villa holds a B.S. in Economics and a M.A. in Business Management.

     JOHN WALSH on December 1, 1999, succeeded Renee Fruto as Chief Operating Officer and a Director of the Company. From 1995 to 1999 Mr. Walsh served as Vice President of The Wickford Group which is a telecommunications consultant group specializing in the switchless re-sale, international callback and debit card industry. From 1993 to 1995, Mr. Walsh served as the Executive Vice President and Partner of US Dialtone which specializes in international long distance and international debit card network permitting origination in 47 countries. From 1991 to 1993, Mr. Walsh served as the Senior Vice
President of INTEX Inc., a nationwide long distance company which produced $1,200,000 in monthly sales. From 1988 to 1991, Mr. Walsh served as the Vice President and Partner of TelTec Inc., a company offering debit cards, operator services and long distance. In addition, Mr. Walsh has held positions ranging from sales engineer, regional telecommunications manager and senior national account manager for GTE, FMC and MCI. Mr. Walsh briefly held the position of Chief Executive Officer of GTMI in 1995, but conflict with previous management over Mr. Walsh's strict control measures resulted in his dismissal. Unfair dismissal litigation was settled in Mr. Walsh's favor in August 1999. Upon review of Mr. Walsh's file, new management asked Mr. Walsh to rejoin the Company.

     RAMON A. TIROL is a licensed attorney in the Philippines, and has served as a director of the Company since June 1999. Mr. Tirol served as a Philippine Ambassador to Brunei from February, 1995 through June, 1998, when he retired from official public service. Prior to his position as Ambassador, Mr. Tirol served as a commercial Attach to Bonn, Germany from 1956 to 1961. From 1989 to 1994, Mr. Tirol served as Chief Presidential Legislative Officer to President
F.  V.  Ramos  in  the  ROP.

     ROBERTO S. SEBASTIAN has been a director of the Company since June 1999. He is currently President, Chief Executive Officer and a Director of Marsman Drysdale Agribusiness Group of Companies, a corporate agribusiness located in the Philippines. Mr. Sebastian is also a senior executive and director of several affiliated agribusiness companies. From 1992 to 1996, Mr. Sebastian served as Secretary of Agriculture of the ROP. Thereafter, from 1996 to 1997 Mr. Sebastian served as Special Envoy for Agriculture of the ROP to the World Trade Organization.

     JOEMARI D. GEROCHI has been a director of the Company since June 1999. From July 1992 until May 1998, Mr. Gerochi served as Undersecretary of Agriculture of the ROP. Mr. Gerochi has also served as a consultant to the World Bank on Agriculture in the ROP, and as a representative of the ROP to the GATT Conference. Mr. Gerochi is currently President of FairConsult Inc., an environmental consulting company.

     YAM PG ANAK HJ ABDUL WADOOD BOLKIAH has been a director of the Company since June 1999. Prince Wadood Bolkiah is the eldest nephew of the Sultan of Brunei. In Brunei, he is the Chairman of National Broadcast Media, Sebcom Technology, and Communication Brunei, which are all well-known Brunei broadcast and communications companies. Prince Wadood Bolkiah is also the Chairman of the Entertainment Production Group of Brunei, BSB Brunei, which is a marketing and sales promotion company in Brunei promoting the country.

     DAVID TANG was appointed Chief Financial Officer of the Company on July 22, 1999. In November 1999, Mr. Tang was also appointed Chief Financial Officer for BentleyTel.com, Inc. Mr. Tang is a Certified Public Accountant licensed in
California practicing in the fields of accounting and taxation. Prior to starting his practice in 1990, Mr. Tang worked at Price Waterhouse and Ozur, Andersen & Radder, Certified Public Accountants. Mr. Tang is a graduate of McGill University in Montreal, Canada and has worked in public accounting since 1982.

     All of the current directors were re-appointed to the Board of Directors by Unanimous Written Consent of the predecessor Board of Directors as of June 30, 1999, except for Renee Fruto who agreed not to stand for election. The predecessor directors had resigned their respective positions as directors and (where applicable) as officers of the Company as of March 31, 1999, and June 30, 1999.

            COMMITTEES  OF  THE  BOARD  OF  DIRECTORS;  DIRECTOR  ATTENDANCE

          The Company has, among other committees, a standing Audit Committee, consisting of Mr. Roberto S. Sebastian, Ambassador Ramon A. Tirol and General Renato De Villa, who serves as Chairman. During the fiscal year ended
December 31, 1999, the Audit Committee held 2 meetings. The purpose of the Audit Committee is to employ outside auditors of the Company in order to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders and employees of the Company. It is also the responsibility of the Audit Committee to recommend to the Board of Directors the selection of independent accountants and to make certain that the independent accountants have the necessary freedom and independence to freely examine all Company records.

          The Company also has a Compensation Committee, consisting of Mr. Roberto S. Sebastian, Ambassador Ramon A. Tirol and General Renato de Villa,
 who serves as Chairman. During the fiscal year ended December 31, 1999, the Executive Committee held 2 meetings. The purpose of the Executive Committee is to oversee the Management of the Company.

                         COMPENSATION  OF  DIRECTORS

          No Directors were paid fees during 1999 for their attendance at Board meetings or fees for attendance at Audit Committee meetings. Non-officer directors serving on the Company's committees receive no fees either. The Chairmen of the Audit and Committees are to be paid fees of $5,000 per meeting when the Company becomes profitable. Officer-directors do not receive director compensation.

                             EXECUTIVE  COMPENSATION

SUMMARY  COMPENSATION  TABLE

     The following table sets forth certain information concerning compensation Of certain of the Company's current and former executive officers, including the Company's Chief Executive Officer and all executive officers whose total annual salary and bonus exceeded $100,000, for the years ended December 31, 1999, 1998 and 1997:

                         Annual  Compensation         Long  Term  Compensation
                         -------------------          ------------------------
                                                  Payouts            Awards
------------------------------------------------------------------------------------------------------------
  (a)               (b)    (c)      (d)         (e)          (f)           (g)         (h)          (i)
------------------------------------------------------------------------------------------------------------
Name and                                                  Restricted   Securities
Principal         Year    Salary   Bonus    Other Annual    Stock      Underlying      LTIP      All Other
Position                    ($)     ($)     Compensation    Award(s)   Options/SARs   Payouts   Compensation

                                                ($)           ($)          (#)          ($)          ($)
------------------------------------------------------------------------------------------------------------

Jonathon          1999*          170,000          0          0          0          0          0          0
A.  Bentley
-  -Stevens,
CEO

Regina            1999*          165,000          0          0          0          0          0          0
Peralta,
Exec.  Vice
President

John  Walsh,      1999*          160,000          0          0          100,000    0          0          0
Chief
Operating
Officer
David  Tang,      1999*          150,000          0          0          100,000    0          0          0
Chief
Financial
Officer

Roderick  A       1999*          170,000          0          0          0          0          0          0
McClain,
Former  CEO
                  1998           151,250          0          0          0          0          0          0

                  1997           137,000          0          0          0          0          0          0


Geoffrey  F.      1999*          100,000          0          0          0          0          0          0
McClain,
Former
Senior  Vice
President

                 1998           100,000
                 1997            98,000           0          0           0         0          0          0


Herbert  S.      1999*           115,000          0          0            0        0          0          0
Perman,
Former  CFO
                 1998            105,000          0          0            0        0          0          0
                 1997             98,000          0          0            0        0          0          0

* Mr. Bentley Stevens and Ms. Peralta have agreed to forego all 1999 compensation from the Company to allow their salary to be used to reduce existing debt. Messrs. Walsh and Tang have voluntarily agreed to delay the receipt of some of their compensation for 1999. Messrs. R. McClain, Perman and
G. McClain were not compensated in 1999 prior to the Bentley House Furniture Company change in control and their employment relationships were canceled on August 12, 1999.


OPTION  GRANTS  IN  LAST  CALENDAR  YEAR

     There  were  no  grants  of  stock  options  during the 1999 calendar year.

AGGREGATED  OPTION  EXERCISES  IN  LAST  CALENDAR  YEAR AND FY-END OPTION VALUES

     The following table sets forth, for the 1999 calendar year, each exercise of stock options by each of the Named Executive Officers and the calendar year-end value of unexercised options on an aggregate basis.

Name                    Shares       Value      Number of Unexercised     Value  of  Unexercised  In-the-
                     Acquired on   Realized     Options at FY-End (#)     Money  Options  at  FY-End  ($)
                     Exercise  (#)     ($)     Exercisable/Unexercisable  Exercisable/Unexercisable  (1)
                     ------------  ---------  --------------------------  ------------------------------
Geoffrey  F.  McClain           0          0                 350,000 / 0                  $ 52,500  /  0

Roderick  A.  McClain           0          0                 350,000 / 0                  $ 52,500  /  0

Herbert  S.  Perman             0          0                 350,000 / 0                  $ 52,500  /  0

(1) Options are "in-the-money" if the fair market value of the common stock underlying the options exceeds the exercise price of the option. The bid and asked sale prices quoted by the OTCBB Market on June 30, 2000 were $0.855 bid and $0.875 ask.


EMPLOYMENT  AGREEMENTS

     In 1997, the Company entered into a revised and restated employment agreement with Roderick A. McClain, then Chief Executive Officer of the Company, which provided for (a) a term of the employment of ten years from the effective date, which term is automatically extended by one month at the end of each month; (b) a base salary of $125,000 annually, increased by ten percent each year; (c) a performance bonus equal to 7.5% of the net income before taxes of the Company for any year, (d) a revenue bonus equal to 10,000 shares of the Company's Common Stock for each increment of $250,000 by which the Company's gross monthly revenues exceed those of the prior month, starting from a base of $450,000; (e) 1,000 shares of a class of convertible preferred stock to be authorized by the Company, subject to terms of such class of preferred stock as are agreed to by the parties hereto; (f) any other bonus, supplemental or incentive compensation as may be approved by the Board of Directors; (g) nonqualified options to acquire up to 1,600,000 shares of the Company's Common Stock at an exercise price of $0.41 per share which were repriced on March 3, 1998 at $0.10 per share; and (h) a trigger to receive all unpaid compensation, whether or not earned, upon the occurrence of a change in control of the Company. For purposes of the employment agreement, a change in control equals;
(i) a change in twenty-five (25%) percent of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (ii) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation did not, immediately thereafter, own or control more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the surviving corporation of such reorganization merger or consolidation; or (iii) a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

     The change in control provisions of Mr. McClain's employment agreement were triggered by the acquisition of Bentley House Furniture Company, Inc. by the Company, which resulted in greater than 40% of the Company's common shares being issued to Jonathan Bentley-Stevens and Regina S. Peralta (the "Principal Shareholders"). Additionally, 4,000 Series A Convertible Preferred Shares were issued to the Principal Shareholders to compensate them for the assumption of the Company's debt. On June 15, and Stevens and Regina S. Peralta (the "Principal Shareholders"). Additionally, 4,000 Series A Convertible Preferred Shares were issued to the Principal Shareholders to compensate them for the assumption of the Company's debt. On June 15, 1999, Mr. McClain waived the change of control provision in Section 4 of his employment contract.

     The Company entered into an employment agreement with Herbert S. Perman, dated October 1, 1995, and amended February 1, 1996. Pursuant to the employment agreement, which had a term of three years, Mr. Perman was employed as the Company's Chief Financial Officer and was compensated with an annual salary of $85,000 and a one-time grant of 150,000 shares of the Company's Common Stock. In addition, Mr. Perman shared in the Company's Executive Stock Bonus Plan, which provided for the issuance of shares of Common Stock upon an increase of gross monthly revenues over a base of $450,000. As of July 12, 1999, Mr. Perman's employment with the Company was terminated pursuant to the acquisition of Bentley House Furniture Company, and the Company considers it has no further obligation to Mr. Perman.

     The Company entered into an employment agreement with Geoffrey F. McClain, dated May 25, 1995, amended February 1, 1996, and amended February 1, 1997. Pursuant to the employment agreement, which had a term of three years, Mr. McClain was employed as the Company's Senior Vice President and was compensated with an annual salary, as of February 1, 1997, of $98,000. In addition, Mr. McClain shared in the Company's Executive Stock Bonus Plan, which provided for the issuance of shares of Common Stock upon an increase of gross monthly revenues over a base of $450,000. As of July 12, 1999, Mr. McClain's employment with the Company was terminated pursuant to the acquisition of Bentley House Furniture Company, and the Company believes it has no further obligation to Mr. McClain.

     The Company entered into an employment agreement with Melissa D. Hart, a former Company secretary, dated May 25, 1995, which was amended November 1, 1995, February 1, 1996, and February 1, 1997. Pursuant to the employment agreement, which had a term of three years, Ms. Hart was employed as the Company's Regulatory Affairs Director and compensated with an annual salary of $52,000, and the granting of 50,000 shares of the Company's Common Stock. In addition, Ms. Hart shared in the Company's Executive Stock Bonus Plan, which provided for the issuance of shares of Common Stock upon increase of gross monthly revenues over a base of $450,000. Ms. Hart's employment with the Company was ended by mutual agreement as of March 1998.

     As of November 15, 1996, the Company had a subsidiary company called Finish Line Collectibles Inc., which entered into a three-year employment agreement with Arthur West as its sales manager. Finish Line was declared bankrupt in July 1997. Mr. West had an annual base salary of $78,000, plus other benefits. The Company had also agreed to pay a bonus to Mr. West equal to 1.5% of the gross sales of the Company's collectible calling cards business during each quarterly period of his employment agreement. However, the annual bonus pay could not exceed $42,000, $54,000 or $67,000 during the first, second and third years, respectively, of the term of the employment agreement. Mr. West's employment agreement with the Company terminated when Finish Line declared bankruptcy.

     As of January 2, 1997, the Company purchased a subsidiary called Log On America, which entered into a three-year employment agreement with David Paolo at an annual base salary of $75,000, plus other benefits. In addition, the Company agreed to pay Mr. Paolo a contingent sum equal to either fifteen percent (15%) or twenty percent (20%) (such percentage being based on the gross profit, if any, of the Company's Internet Services Business for the year ended December 31, 1997) of the value of the Internet Services Business after three years from the acquisition date. At the Company's sole option, up to fifty percent (50%) of the contingent sum could be paid in the form of shares of Common Stock of the Company which have certain registration rights. The Company sold Log On America in January 1998 to Log On America's management, thereby terminating the employment agreement with Mr. Paolo.

     The  Company  entered  into  an  employment  agreement  with  Jonathon
Bentley-Stevens on April 2, 1999 for a ten year term. Pursuant to the employment agreement, Mr. Bentley-Stevens is employed as the Company's President and Chief Executive Officer. Mr. Bentley-Stevens' annual salary is $170,000.

     The Company entered into an employment agreement with Regina S. Peralta on April 2, 1999. Pursuant to the employment agreement, which has a term of ten years, Ms. Peralta is employed as BHFC's and the Company's Executive Vice
President.  Ms.  Peralta's  annual  salary  is  $165,000.

     The Company entered into an employment agreement with John Walsh on December 1, 1999. Pursuant to the employment agreement, which has a term of three years, Mr. Walsh is employed as the Company's Chief Operating Officer. Mr. Walsh's annual salary is $160,000 and he received a one-time grant of 100,000 shares of the Company's Common Stock.

     The Company entered into an employment agreement with David Tang on August 1, 1999. Pursuant to the employment agreement, which has a term of five years, Mr. Tang is employed as the Company's Chief Financial Officer. Mr. Tang's annual salary is $150,000 and he received a one-time grant of 100,000 shares of the Company's Common Stock. In November 1999, Mr. Tang was also appointed Chief Financial Officer for BentleyTel.com, Inc.

     The Company entered into an oral employment agreement with Kenneth Heffner on March 28, 2000. Mr. Heffner accepted the position of Chief Technical Officer of GTMI. Mr. Heffner is the President of Data Exchange, Inc. ("DEI"), which has a software co-development agreement and marketing agreement with
BentleyTel.com,  Inc.  Mr.  Heffner's  salary  and  employment  term  are   to
be established at a later date. Presently, Mr. Heffner is being compensated by DEI.

TERMINATION  OF  CERTAIN  EMPLOYMENT  AND  STOCK  OPTION  RIGHTS

     On June 15, 1999, the Company agreed to modify the existing employment agreements of Roderick A. McClain, Herbert S. Perman, Geoffrey F. McClain, and Paul C. Graham. The employment agreements were modified as follows.

     Roderick A. McClain waived the "Change in Control" provision in Section 4 of his employment agreement with respect to transactions contemplated by the March 18, 1999 Stock Purchase Agreement between the Company and Bentley House Furniture Company, Inc. In addition, Mr. McClain's annual base compensation increased to $170,000, subject to a 10% annual increase in accordance with
Section 4.1(1) of the employment agreement. Mr. McClain waived the bonus compensation provisions of Section 4.2(2) and 4.3 of his employment agreement, and further waived a club membership allowance set forth in Section 4.1(6)(b) of his employment agreement.

     Herbert  S.  Perman  agreed  to  waive the bonus compensation provisions of
Section 2.4 of his employment agreement. In addition, the Company and Mr. Perman agreed that the choice of law and forum provisions of Section 6.6 of his employment agreement would be changed from Atlanta, Georgia to Los Angeles, California.

     Geoffrey  F.  McClain  agreed to waive the bonus compensation provisions of
Section 2.4 of his employment agreement, but retained the commission compensation provisions of Section 2.1 of the same agreement. In addition, the Company and Mr. McClain agreed that the choice of law and forum provisions of
Section 7.6 of his employment agreement would be changed from Atlanta, Georgia to Los Angeles, California.

     Paul C. Graham and the Company changed the choice of law and forum provisions of Section 7.6 of Mr. Graham's employment agreement from Atlanta, Georgia to Los Angeles, California. Mr. Graham has no performed any services for the Company for the last twelve months. Mr. Graham's employment agreement, which stipulates mandatory full time work for the Company, is deemed void.

     On August 12, 1999, following the June 15, 1999 modifications, the Company terminated the employment of Roderick A. McClain, Herbert S. Perman, and Geoffrey F. McClain. Pursuant to the 1996 Company Stock Option Plan (the "Plan"), unexercised stock options provided for in the employment agreements at issue were canceled.

     In some instances, the circumstances governing the right to exercise stock options specified in the employment agreements conflict with the circumstances under which such options may be exercised in connection with the Plan. Given the conflict, the Company relied upon the Plan to justify cancellation of certain purported stock option rights. In the event of certain terminations, the Plan permits a party to exercise stock option rights within thirty (30) days after the date of termination. The Company terminated the parties' employment rights and benefits on August 12, 1999. The right to exercise stock options pursuant to the employment agreements and the Plan expired on September 12, 1999. No party exercised stock options within the specified period.

     On  March  3,  1998,  the  Company  granted to each of Roderick A. McClain,
Herbert S. Perman, and Geoffrey F. McClain options to purchase up to 350,000 shares of Common Stock, at an exercise price of $0.10 per share, in consideration of bona fide services rendered. Such services were not in connection with the offer or sale of securities in a capital-raising transaction or services otherwise excluded from being the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. The option contracts expressly provided an expiration date of December 31, 1999, and prevented either party from canceling the option rights, even if the Company terminated the employee party for cause.

     By December 31, 1999, the options  granted  to each of Roderick A. McClain,
Herbert  S.  Perman  and  Geoffrey  F.  McClain  expired.

INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

     The Company's Certificate of Incorporation and bylaws designate the relative duties and responsibilities of the Company's officers, establish procedures for actions by directors and stockholders and other items. The Company's Certificate of Incorporation and bylaws also contain extensive indemnification provisions, which will permit the Company to indemnify its officers and directors to the maximum extent provided by Delaware law.

TERMINATION  OF  EMPLOYMENT  AND  CHANGE  IN  CONTROL  AGREEMENTS

     Except as set forth in employment agreements of certain employees of the Company and its subsidiaries, the Company has no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of an executive officer or key employee with the Company or a change in control of the Company or a change in such executive officer's or key employee's responsibilities following a change in control.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     The Board of Directors has established compensation and audit committees, which consist of Mr. Roberto S. Sebastian, Ambassador Ramon A. Tiroll and General Renato de Villa, who are non-employee directors, and were appointed to the Board of Directors on June 30, 1999. See DIRECTORS AND EXECUTIVE OFFICERS.



COMPLIANCE  WITH  SECTION  16  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and beneficial holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership, current reports of changes in ownership and annual reports of changes in ownership of such equity securities of the Company. Based solely upon a review of such forms, or on written representations from certain reporting persons that no other reports were required for such persons, except for those reports discussed below, the Company believes that all reports required pursuant to Section 16(a) with respect to its executive officers, directors and 10% beneficial stockholders for the year ended December 31, 1999 and for the first two quarters of 2000 were timely filed.

     Jonathan Bentley-Stevens failed to file a Form 3 or Form 4 in a timely manner for the 17,757,083 shares of Common Stock and 2,400 shares of Series A Preferred Stock acquired on April 2, 1999 through the acquisition of Bentley House Furniture Company, Inc. Mr. Bentley-Stevens reported such information on Form 5 which was filed timely on February 8, 2000. Mr. Bentley-Stevens did not file a Form 4 in a timely manner for the 7,407,583 shares sold or surrendered at various times from January 1, 2000 to July 31, 2000. Mr. Bentley-Stevens reported such information on Form 4 which was filed on August 28, 2000.

     Regina Peralta failed to file a Form 3 or Form 4 in a timely manner for the 11,838,056 shares of Common Stock and 1,600 shares of Series A Preferred Stock acquired on April 2, 1999 through the acquisition of Bentley House Furniture
Company, Inc. Ms. Peralta reported such information on Form 5 which was filed timely on February 8, 2000. Ms. Peralta did not file a Form 4 in a timely manner for the 4,657,447 shares sold or surrendered at various times from January 1, 2000 to July 31, 2000. Ms. Peralta reported such information on Form 4 which was filed on August 28, 2000.

     David Tang failed to file a Form 3 or Form 4 in a timely manner for shares of Common Stock received pursuant to his employment agreement with the Company. Mr. Tang reported such information on Form 5 which was filed timely on February 8, 2000.

     John Walsh failed to file a Form 3 or Form 4 in a timely manner for shares of Common Stock received pursuant to his employment agreement with the Company. Mr. Walsh reported such information on Form 5 which was filed timely on February 8, 2000.

                 VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS  THEREOF

     The following table reflects for the period ended August 31, 2000, the beneficial Common Stock ownership of: (a) each director of the Company, (b) each executive officer named in the Summary Compensation Table in this Proxy Statement (See "Executive Compensation"), (c) each person known by the Company to be a beneficial holder of five percent (5%) or more of its Common Stock, and
(d)  all  executive  officers  and  directors  of  the  Company  as  a  group:

Name and Address                          No.of
of Beneficial Owners 1)                   Shares                      Percent#
-----------------------                   ------                      --------

Jonathon A. Bentley-Stevens 2)        10,349,500                       13.8
Regina  S.  Peralta  3)                7,180,613                        9.6
Roderick  A.  McClain  4)                      0                        0
Geoffrey  F.  McClain  5)                280,820                        0.4
Herbert  S.  Perman  6)                  150,000                        0.1

David  Tang                              505,000                        0.7

John  Walsh                              350,000                        0.5

All  Executive  Officers  and         31,316,527                       40.2
Directors  as  a  Group


# Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

1) The address for each of these persons is the Company's principal executive office, located at 4675 MacArthur Court, Suite 420, Newport Beach, California 92660.

2) In addition to the shares held directly by him, Jonathon Bentley-Stevens has been issued 2,400 shares of Series A Preferred Stock which are convertible into 200,000 shares of Common Stock for each share of Preferred.

3) Regina S. Peralta holds 1,600 shares of Series A Preferred Stock which are convertible into 200,000 shares of Common Stock for each share of Preferred.

4) Roderick A. McClain was the registered owner of options to acquire up to 1,600,000 shares of Common Stock pursuant his employment agreement with the Company which was canceled on August 12, 1999.

5) Geoffrey F. McClain was the registered owner of options to acquire 280,820 shares of Common Stock pursuant to his employment agreement with the Company which was cancelled on August 12, 1999.

6) Herbert S. Perman was the registered owner of options to acquire 150,000 shares of Common Stock pursuant to his employment agreement with the Company which was cancelled on August 12, 1999.

CHANGE IN CONTROL: ACQUISITION OF BENTLEY HOUSE FURNITURE CORPORATION BY THE COMPANY

     On March 18, 1999, following several months of discussions and mutual due diligence on the financial and legal aspects of the transaction, the Company entered into an "Agreement to Purchase Stock" (the "Agreement") with Bentley House Furniture Corporation, Inc., a Philippine corporation ("BHFC"), and the shareholders of BHFC. The Agreement provided for the Company to acquire 100% of the issued and outstanding capital stock of BHFC (the "Exchanged BHFC Stock") in exchange for Common Stock and Series A Preferred Stock of the Company (collectively, the "Exchanged GTMI Stock") which represented a 90% ownership interest in the Company. The Agreement included various financial and legal representations, covenants and obligations of the parties typical in similar agreements, including provisions to protect the parties' respective interests. At the closing of the Agreement, 100% of BHFC's capital stock was exchanged by BHFC shareholders for (i) 29,595,139 shares of GTMI Common Stock and (ii) 4,000 shares of GTMI Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 200,000 GTMI Common Shares for a total of 800,000,000 GTMI Common Shares, or 90% of GTMI Common Shares on a fully diluted basis.

     As provided by the Agreement, 99.8% of BHFC stock was delivered into escrow on March 20, 1999. At that time, shares of GTMI stock were exchanged for the BHFC stock pending the occurrence of certain conditions precedent to closing, including the filing with the Securities and Exchange Commission of the Company's 1998 Annual Report on Form 10-KSB and its Form 10-QSB for the quarter ended March 31, 1999 and resolution of certain lawsuits involving GTMI.
Substantially all the conditions were considered to have been met upon the presentation of these filings in March 1999. The stock held in escrow was accordingly released to the respective parties on April 2, 1999 subject to additional conditions subsequent to such exchange.

     Previous management resigned on June 30, 1999, but had failed to file a comple 10KSB as required under the merge agreement. Due to this and other mandatory items that also remain uncured, an escrow was created on June 30, 1999 to hold the exchanged shares for a period of one year since the mandatory items remained uncured as of June 30, 1999. The Board of Directors has extended the escrow until December 31, 2000.

             CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     BentleyTel.com, Inc. ("BentleyTel"), a subsidiary of GTMI, was incorporated in Nevada on September 30, 1999. It was organized by Jonathan Bentley-Stevens and Regina Peralta for the purpose of centralizing all of the Company's telecommunications, electronics and internet activities in the United States and other jurisdictions. The Board of Directors consists of Mr. Bentley-Stevens, Ms. Peralta, Mr. Tang, Mr. Felino Molina, and Mr. Terry Lillis. Mr. Bentley-Stevens is the Chief Executive Officer, Ms. Peralta is the Executive Vice President, and Mr. Tang is the Chief Financial Officer.


     On October 11, 1999, GTMI exchanged 97 of its Series A Preferred Shares for 55% of the shares of common stock of BentleyTel, subject to an escrow and certain conditions precedent. The other BentleyTel shareholders are Mr.
Bentley-Stevens (22%), Ms. Peralta (14.6%) and companies which are now subsidiaries of BentleyTel, equaling 8.4% of the outstanding shares of common stock. Mr. Bentley-Stevens' and Ms. Peralta's shareholdings were acquired by a share exchange of their personal GTMI stock for BentleyTel stock. In connection with the share exchange, Mr. Bentley-Stevens and Ms. Peralta received no consideration or compensation of any kind. The transaction has been approved by the Boards of Directors of the Company and the Board of Directors of BentleyTel.

     In January, 2000 GTMI entered into negotiations with Data Exchange International ("DEI"), a Texas corporation, to acquire one hundred percent of the outstanding shares of DEI. Such negotiations resulted in the execution of an acquisition agreement in June 2000, by and among DEI, GTMI, GTMI Merger Subsidiary, Jonathon Bentley-Stevens and Regina S. Peralta pursuant to which GTMI would acquire 100% of the outstanding shares of DEI using Mr. Bentley-Stevens' and Ms. Peralta's shares of GTMI Common and Series A Preferred Stock for the acquisition consideration.

     Under the terms of the acquisition agreement, at closing, Mr. Bentley-Stevens and Ms. Peralta were to provide 93.56322 GTMI shares of Series A Preferred Stock and 9,287,356 shares of common stock to be used as consideration to be paid to the DEI shareholders to effect the acquisition. Mr. Bentley-Stevens also would lend $600,000 to DEI for an immediate cash infusion. If the acquisition closed, this amount would be cancelled and be deemed as paid in full. In addition, at closing GTMI would pay $1,200,000 in cash to the DEI shareholders and $1,800,000 to DEI for working capital. The closing date had not been set and was subject to a number of conditions precedent, including but not limited to, corporate approvals of DEI, no material adverse changes, receipt of certain lock-up agreements of DEI option holders. Mr. Bentley-Stevens advanced $550,000 of his personal funds as working capital to DEI for the development of MessagePilot and software engineering expenses incurred by BentleyTel Australia under the co-development agreement. By letter dated August 25, 2000, DEI terminated the acquisition. The Company is reviewing its position toward such action

     LOCKUP MEMORANDUM OF MAJORITY SHAREHOLDERS. On December 28, 1999, the majority shareholders, Jonathon Bentley-Stevens and Regina S. Peralta, entered into a 5-year lockup memorandum of agreement pursuant to which they agreed to limit the conversion of Series "A" Preferred Stock held by them into Common Stock unless and until unspecified growth of the Company occurs at which time they shall "progressively release" some shares for conversion. In a March 29, 2000 press release, it is stated that if a certain level of earnings is realized the shareholders can convert 5% of their Series A Preferred Stock per quarter, however, none, will be convertible in the year 2000. The conversion restrictions commenced on March 30, 2000 and the conversion of a maximum of 5% per quarter may occur only if GTMI shows increased revenue, earnings per share and net income. The conversion calculations start with a value per share for GTMI Stock at $1.00 and graduate upwards with final conversion when GTMI stock reaches $60.00 per share. The benchmark GTMI stock values are calculated assuming a 30 to 1 price earning ratio. If increased quarterly earnings results are not achieved, no conversion may occur.

                    MATTERS  FOR  CONSIDERATION  BY  STOCKHOLDERS

PROPOSAL  ONE:              ELECTION  OF  DIRECTORS
--------------

     Eight (8) directors will be elected at the Meeting, each to hold office until the next Meeting of the Stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed proxies will be voted for the eight (8) nominees listed herein below, all of whom are recommended by management of the Company and who have consented to be named and to serve if elected.

     In the event that any management nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     From the change in control of March 18, 1999 (see VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF--Change In Control: Acquisition of Bentley House Furniture Corporation by the Company), until December 31, 1999, the Board of
Directors met twice. The Board does not have any standing, other than the compensation and audit committees, or other Board committees presently performing equivalent functions, nor did it have any such committees during the year ended December 31, 1999. Certain of such committees are intended to be formed in 2000.

     The information presented below is as of August 31, 2000, and is based in part on information furnished by the nominees and, in part, from the records of the Company.

     The affirmative vote of a plurality of the combined Votes Cast at the Meeting is required to elect the directors nominated below.

NOMINEES  FOR  ELECTION  AS  DIRECTOR

     The following persons have been recommended by management of the Company and have consented to be named and to serve as members of the Company's Board of Directors if elected. Jonathon Bentley-Stevens has been nominated to be the Chairman of the Board of Directors. Biographies of such persons may be reviewed in the section entitled DIRECTORS AND EXECUTIVE OFFICERS.

              Name                             Director  Since
              ----                             ---------------
     Jonathon  Bentley-Stevens                 June  30,  1999
     Regina  S.  Peralta                       June  30,  1999
     Renato  de  Villa                         June  30,  1999
     Ramon  A.  Tirol                          June  30,  1999
     Roberto  S.  Sebastian                    June  30,  1999
     Joemari  D.  Gerochi                      June  30,  1999
     Yam Pg Anak HJ Abdul Wadood Bolkiah       June  30,  1999
     John  Walsh                               December  3,  1999

                 THE  BOARD  OF  DIRECTORS  RECOMMENDS  VOTING  "FOR"
                    THE  ELECTION  OF  THE  NOMINEES  LISTED  ABOVE


PROPOSAL  TWO:       APPROVE  A  CHANGE  IN  THE  CERTIFICATE  OF  INCORPORATION
---------------      ELIMINATING  THE REQUIREMENT FOR A SHAREHOLDERS' MEETING TO
                     AMEND  THE  CERTIFICATE  OF  INCORPORATION

GENERAL

     The Board of Directors of the Company has proposed that the Certificate of Incorporation (the "Certificate") be changed to eliminate the requirement for Shareholder meetings to amend the Certificate of Incorporation. Article "ELEVENTH" of the Certificate presently states that "Any action required or permitted to be taken by the stockholders must be effected at a duly called Annual Meeting or at a special meeting of the stockholders of the Corporation." This provision is similar to certain traditional and restrictive statutory provisions of the Delaware General Corporation Law (the "GCL") which had similarly so provided up until 1967. In 1967, in order to streamline corporate procedures and reduce the costs of corporate governance, the Delaware legislature enacted Section 228 of the GCL, which authorizes stockholder action by written consent, in lieu of convening a stockholders' meeting, provided written consents to the corporate action are given by stockholders representing the number of shares that would be required to consent to the action at a stockholders' meeting. (Prior to 1967, the GCL provided that stockholder approval of corporate action without a meeting had to be effected by unanimous written consent of stockholders.)

     Under Section 242(b) of the GCL, the Certificate of Incorporation of a Delaware corporation can be amended only by the consent of the majority of the stockholders entitled to vote thereon, and the majority of shares of stock of any class of stock entitled to vote upon such amendment as a class. While
Section 242 also provides that the approval of shareholders to amend the Certificate must be obtained at a duly called annual or special meeting of the corporation's stockholders, Section 228, as described above, provides that any shareholder action that could be taken at a meeting of shareholders can also be taken and given effect through the execution of written consents of the required majority of shares necessary to approve such action, unless the Certificate prevents the use of such written consents in lieu of votes taken at a shareholders' meeting. The purpose of Section 228 is to eliminate the necessity and expense of convening a shareholders' meeting in order to take corporate action requiring shareholders' approval. The Company's Certificate presently does not permit the Board of Directors (or any other interested party) to solicit shareholders' written consents to corporate actions requiring shareholder approval, including amendments of the Certificate itself. By approving PROPOSAL TWO, shareholders would enlarge the ability of the Board (or others) to amend the Certificate and take other corporate actions by written consent of shareholders where required without convening a shareholders' meeting, thereby potentially saving undue administrative burden and expense.

     The convening of a shareholders' meeting requires the preparation of a Proxy Statement in compliance with somewhat complex rules of the Securities and Exchange Commission, which can be costly and burdensome to a corporation. On the other hand, the Proxy Statement would necessarily include disclosures with respect to the matters being voted upon, and other corporate matters, which would not necessarily have to be disclosed in the case of a consent solicitation to shareholders. Therefore, in general, by approving PROPOSAL TWO, shareholders would be streamlining corporate procedures and potentially reducing some corporate reporting expenses, while lessening the disclosure requirements applicable in the case of a consent solicitation for shareholder approval of an amendment to the Certificate.

REASONS  FOR  AND  ADVANTAGES  OF  ELIMINATING  SHAREHOLDER  MEETING REQUIREMENT

     The proposal to amend the Certificate of Incorporation eliminating the requirement for shareholder meetings to amend corporate charter documents is made for several reasons. The Board of Directors believes the convening of a shareholders' meeting serves no greater purpose in connection with an amendment of the Certificate than in connection with obtaining shareholders' approval of any other corporate action for which such approval is required. Certain actions for which shareholders' approval can be obtained by written consent solicitation and without the convening of a meeting, such as approval of a merger, reverse split or acquisition of a majority in interest of the corporation's shares by a third party, are often more significant than an amendment of the Certificate. Moreover, if PROPOSAL TWO is approved, any amendment of the Certificate approved by written shareholder consent would require the same majority in interest of voting shares as would be required in the case of shareholder approval obtained at a meeting. Therefore, the Board is of the view that no substantive shareholder rights would be adversely affected by approval of PROPOSAL TWO, but that such approval would yield potentially significant benefits by streamlining corporate procedures.


                 THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"
                                THIS  PROPOSAL  TWO


PROPOSAL  THREE:     APPROVE  A  REVERSE  STOCK SPLIT OF SHARES OF THE COMPANY'S
----------------     COMMON  STOCK  AUTHORIZED AND OUTSTANDING AS OF THE DATE
OF
                     THE MEETING WITHIN AND INCLUDING A RANGE OF 1 FOR 3 THROUGH
                     A 1  FOR 12  BASIS  PURSUANT  TO  THE  BOARD  OF DIRECTORS'
                     DISCRETION  AND  AMEND  THE CERTIFICATE OF INCORPORATION TO
                     EFFECT  THE  REVERSE  STOCK  SPLIT

GENERAL

     The Board of Directors of the Company has unanimously adopted a resolution that submits for stockholder approval at the Meeting an amendment (the "Amendment") to the Company's Certificate of Incorporation that would effect a reverse stock split of the Common Stock within a range of one for three to one for twelve and thereby decrease the existing authorized number of shares of the Company's Common Stock to a number within a range of 25,000,000 to 6,250,000, respectively (the "Reverse Split"). A vote in favor of PROPOSAL FOUR will constitute a vote in favor of the proposed Amendment.

     If the Amendment is approved by the stockholders of the Company, the Board of Directors will then vote upon the Amendment and, based upon the advice of financial consultants and advisers, determine whether to effect and at what ratio, the Reverse Split. Management of the Company anticipates that the Amendment will be approved by the Board of Directors if PROPOSALS THREE AND FOUR are approved by the stockholders of the Company. If PROPOSAL THREE is not approved by the stockholders of the Company, the Board of Directors will not approve the Reverse Split. If the Board of Directors approves the Amendment, then, pursuant to the Amendment, shares of Common Stock outstanding at the effective date of the Reverse Split (the "Effective Date") will be converted into the appropriate post-Reverse Split share ratio of the Company's Common Stock (the "New Common Stock"). The Effective Date will be the date on which the Amendment is filed with the Secretary of State of the State of Delaware. No fractional shares will be issued; rather, stockholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive cash in the amount described below.

SERIES  A  PREFERRED  STOCK

     There are 4,000 shares of Series A outstanding. In order to equitably reflect the conversion rights of the Series A Preferred Stock in light of the Reverse Split, the Company proposes that, pursuant to PROPOSAL FOUR, additional shares of Common Stock be authorized. Accordingly, as a result of the conversion adjustment provisions of the Series A Preferred Stock, following the Reverse Split, each share of Series A Preferred Stock will be convertible into a number within a range of one-twelfth to one-third of one share of Common Stock or 16,667 to 66,667 shares rather than 200,000 shares of Common Stock. This conversion is not deemed by the Company to alter or change any of the relative powers, preferences or special rights of the holders of Series A Preferred Stock since in all respects the shares of Preferred Stock of Series A are equivalent.

     At present, the holders of Series A Preferred Stock, which has a conversion ratio of one share of Preferred Stock for 200,000 shares of Common Stock, have agreed not to convert their shares of Series A Preferred Stock in the year 2000 and thereafter only pursuant to the 5-year lockup agreement. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," "Lockup Memorandum of Majority Shareholders.")

REASONS  FOR  APPROVING  THE  REVERSE  SPLIT

     The Company proposes to consolidate the number of its shares of Common Stock by means of a Reverse Split (or Reverse Stock Split) at a ratio of 1 share for every 12 or 1 share for every 3. This means that after the consolidation, each shareholder will own 1/12 or 1/3 of the number of shares of Common Stock previously owned by such shareholder.

     The Company proposes to consolidate the number of its shares of Common Stock by means of a reverse split of its Common Stock and of the number of common shares to which its outstanding Convertible Preferred Stock may be converted at a ratio of between 1 share for 12 or 3 shares in each case. This means that after the Reverse Split, each common shareholder will own 1/12 or 1/3 of the number of shares owned prior to the Reverse Split, but the number of authorized shares of Common Stock, as well as the outstanding number of such shares, shall be correspondingly reduced to 1/12 or 1/3 of the number previously outstanding. Thus, if PROPOSAL THREE is approved and effectuated, the authorized shares of Common Stock outstanding will be reduced from 75 million to between 6,250,000 or 25,000,000 common shares. Moreover, stock options, warrants and stock purchase rights outstanding would similarly and proportionately undergo a reduction by the same factor and their respective exercise or conversion prices would be increased by the same factor. The
                                                                             ---
Reverse  Split  would  not  result  in a change in the relative equity positions
--------------------------------------------------------------------------------
among  common  and  convertible preferred stockholders nor the contingent equity
--------------------------------------------------------------------------------
positions of the holders of convertible debentures or stock options, warrants or
--------------------------------------------------------------------------------
purchase  rights.
----------------

     Assuming that all of the currently outstanding shares of Series A Preferred Stock are converted into shares of Common Stock, the Company would have outstanding a total of 878,194,075 on a pre-split basis of Common Stock including all subscriptions, Options or Warrants to purchase 3,254,575 shares of Common Stock. The Principal Stockholders, Jonathon Bentley-Stevens and Regina Peralta, have agreed to waive anti-dilution rights entitling them to purchase any new shares of Common Stock after January 1, 2000.

     While management of the Company believes that the actual issuance of Series A Preferred Stock has been in the best interests of the Company and its stockholders, it also believes that upon conversion of the Series A Preferred Stock, there will be too many shares of Common Stock issued and outstanding for a corporation of the Company's size. Even if the Company returns to profitability, it will likely report very low earnings per share given the number of outstanding Common Stock shares. This could have an adverse effect on the marketability and trading price of the Common Stock.

     There are various reasons for the proposed Reverse Split, the foremost of which is to increase the price of the Company's traded Common Stock, which the Board believes would foster confidence in the Company and assist it in obtaining financing on more favorable terms than otherwise might be available. There are many reasons for this opinion of the Board, among the most important of which are the hesitancy of many institutional investors to commit investment funds to a Company perceived to have a "cheap" or "beaten down" stock price, reflecting poor operating performance over a multi-year period. (Voting shareholders should bear in mind, however, that the market price of the Common Stock is based on many other factors as well as Company operating performance, and that this may affect the marketplace results of the Reverse Split).

     Another projected benefit of the Reverse Split would be a very substantial reduction in the transaction costs associated with trading in the Company's Common Stock. In most cases, trading costs include both "brokers" trading commissions and the "indirect cost" of "dealer markup," that is, the difference between the buying and selling prices of dealers in a given stock (the "bid-ask spread"). Such dealers would be OTC Bulletin Board or "Pink Sheet" market makers, as opposed to retail brokerage firms such as Charles Schwab & Co. or Merrill Lynch. The economic costs of dealer markup are disproportionately high with respect to low-priced stocks as a proportion of such stocks' market price, adversely affecting investors. Trading commissions also tend to exact a larger proportion of the investment made in such stocks, because such commissions are calculated by and large as a function of the number of shares traded more so than in accordance with the relative price per share. The result, again, is that persons transacting in stocks which are disproportionately low-priced in relation to the economic value underlying the shares tend to be, in effect, penalized, which reduces investor acceptance of such stocks.

     The Board of Directors believes that the reduction in the number of common shares outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the securities holders would thus likely enhance the public and institutional perception of the Company's Common Stock and thus increase investor interest. However, no assurance can be given that the market price of the Common Stock will increase in direct proportion to the ratio of the Reverse Split. A failure of the stock's trading price to completely reflect the mathematics of the Reverse Split would result in a reduction in the market value of the Company's securities, but, on the other hand, it is no less likely that the Reverse Split may result in a disproportionately increased value of the market value of the Company's Common Stock.

     Many brokerage firms are reluctant to recommend lower priced stocks for their clients, and the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Management of the Company also believes that certain institutional investors are reluctant to invest in lower priced stocks. In addition, the brokerage commission on the purchase or sale of a stock with a relatively low price per share generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high price per share, to the detriment of the holders of the Common Stock and the market for the Common Stock. Finally, the Board of Directors believes that the raising of new capital may be facilitated if the book value per share of the Common Stock can be increased. The Board of Directors believes that these issues are best addressed by an increase in the price per share of the Common Stock that is anticipated as a result of the proposed Reverse Split, although no assurances can be given that such an increase will occur if the Reverse Split is implemented, or that such price per share, if it does rise, will rise in proportion to the Reverse Split or that any such rise will be sustained for a significant period.

     In addition, even if the Reverse Split is implemented, there can be no assurance that brokerage firms will be more inclined to recommend the Common
Stock or that institutional investors will be more inclined to invest in the Common Stock or that an increased price will facilitate any possible raising of additional capital. If the market value of the Common Stock does not adjust proportionately, a significant loss of stockholder value could result. In addition, a Reverse Split reduces the number of shares of Common Stock outstanding, thereby adversely affecting liquidity and possibly depressing the price of the Common Stock. For the reasons set forth above, the Board of Directors believes that stockholder approval of the Amendment to effect the Reverse Split is advisable at this time.

VESTING  DISCRETION  IN  THE  BOARD  OF  DIRECTORS

     At present, the Board of Directors expects to direct management to file the Amendment if necessary to increase the price per share in order to qualify for listing on the American Stock Exchange assuming approval by stockholders of the Company. However, the Board would not be obligated to direct management to file the Amendment, and would direct management not to file the portion of the Amendment related to the Reverse Split if this PROPOSAL THREE is not approved by the stockholders. In addition, the decision with respect to the ratio of the Reverse Split shall be made by the Board of Directors based upon market conditions after the shareholders' meeting as advised by financial consultants and advisers.

GENERAL  EFFECT  OF  REVERSE  SPLIT

     The New Common Stock will not be different from the existing Common Stock, and the holders of the New Common Stock or options or warrants to purchase the New Common Stock will have the same relative rights following the Effective Date as they had prior thereto. The Reverse Split will not affect the number of shares of Series A Preferred Stock that are issued and outstanding at the Effective Date and the voting rights of the Series A Preferred Stock will not be adjusted as a result of the Reverse Split. The ratio at which such Series A Preferred Stock can be converted will be adjusted proportionately for the Reverse Split. The post-split conversion ratio will fall within the range of one share of Series A Preferred Stock into 16,667 shares of Common Stock if a 1 for 12 split occurs or 66,667 if a 1 for 3 split occurs rather than 200,000 shares of Common Stock as further described in detail below.

     The following table shows the effect of the Reverse Split on the aggregate number of shares of the Company's Common Stock, Series A Preferred Stock, and on the stockholders' equity section of the Company's balance sheet, on a pro forma basis, as of December 31, 1999, assuming that PROPOSALS THREE and FOUR have been adopted as proposed in this Proxy Statement.

                                           PRIOR  TO                    AFTER
                                      PROPOSED  REVERSE           PROPOSED REVERSE
                                            SPLIT  1)                  SPLIT  1)
                                        COMMON  STOCK        1  FOR  12        1  FOR  3

Number  of  Shares
  Authorized  2)                           100,000,000     100,000,000       100,000,000
Issued  and  Outstanding  3)  4)           878,194,075      73,182,840       292,731,358
Available  for  Issuance                  (778,194,075)     26,817,160      (192,731,358)

                                      PREFERRED  STOCK
Authorized                                  10,000,000      10,000,000        10,000,000

                                    SERIES  A  PREFERRED
                                           STOCK
Designated                                        5,000          5,000             5,000
Issued  and  Outstanding                          4,000          4,000             4,000
Available  for  Issuance                          1,000          1,000             1,000

Undesignated  Series  A  Preferred            9,995,000      9,995,000         9,995,000
  Stock  Available  For  Issuance

                                    SERIES  B  PREFERRED
                                          STOCK

Designated                                        4,000          4,000             4,000
Issued  and  Outstanding                            -0-            -0-               -0-
Available  for  Issuance                          4,000          4,000             4,000

                                    STOCKHOLDERS'
                                       EQUITY
Series  A  Convertible  Preferred                    16             16                16
Stock
Series  B  Convertible  Preferred
Stock
Series  B  Convertible  Preferred               485,400        485,400           485,400
Stock  subscribed
Common  stock                                   299,758        299,758           299,758
Common  Stock  held  in  Treasury,  at          (87,600)       (87,600)          (87,600)
cost
Additional  Paid  in  Capital                18,942,589     18,942,589        18,942,589
Accumulated  Other                           (1,870,137)    (1,870,137)       (1,870,137)
Comprehensive  Income
Accumulated  Deficit                         (8,400,650)    (8,400,650)       (8,400,650)
Total  Stockholders  Equity                   9,411,876      9,411,876         9,411,876
Stockholders  equity  per  common      $          0.011   $      0.129       $     0.032
share  outstanding


1) Assumes that all of the shares of Series A Preferred Stock outstanding as of December 31, 1999 had been converted into shares of Common Stock.
2) The numbers of shares shown above as being outstanding after the Reverse Split do not reflect any adjustments that may result from the repurchase of fractional shares.
3) The pro forma number of shares outstanding and stockholders' equity as of December 31, 1999 reflects the assumed conversion of 4,000 shares of Series A Preferred Stock into 800,000,000 shares of Common Stock which were then split 1 for 12 into 66,666,667 and 1 for 3 into 266,666,667.
4) Assumes all of Series A Preferred Shares are converted into common shares. (But see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, Lockup Memorandum of Majority Shareholders" herein.) For restrictions on such conversion, see
"CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS"  herein.

EFFECT  ON  REGISTRATION

     The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 as amended (the "1934 Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. The Reverse Split will not affect the registration of the Common Stock under the 1934 Act.

EFFECT  ON  THE  MARKET  FOR  THE  COMMON  STOCK

     The Company intends to seek the listing of its Common Stock on the American Stock Exchange under the symbol "GTMI." (See Market for Common Stock and Related Stockholder Matters herein for information setting forth the bid and ask prices for the last one-half years by quarter.)

     The shares of Series A Preferred Stock have not been listed on any exchange since the time of their issuance in April 2, 1999 and there is no public market for the Series A Preferred Stock. However, the Company has established procedures to assist stockholders of the Series A Preferred Stock in the event they wish to transfer their shares.

     Management anticipates that after the Effective Date, the market price of shares of Common Stock will increase as a result of the decrease in the number of shares outstanding. However, there is no assurance that such an increase will occur and, if so, it cannot be predicted whether any such increase will be in proportion to the Reverse Split.

EFFECT  ON  PREFERRED  STOCK,  OPTIONS,  WARRANTS  AND  CONVERTIBLE  SECURITIES

     Assuming that none, or less than all of the warrants discussed in PROPOSAL FIVE herein will be exercised upon conversion of the Series A Preferred Stock, the remaining warrants would be affected by the Reverse Split. The Principal Stockholders also have outstanding anti-dilution rights to maintain their 90% of the outstanding shares of Common Stock, which were issued to the Principal Stockholders in connection with the Agreement to Purchase Stock of Bentley House Furniture Company, Inc. Under the anti-dilution provisions of the warrants, the number of shares issuable upon the exercise of the warrants will decrease in proportion to the Reverse Split, and the exercise price of such warrants will increase proportionately. For example, each warrant would entitle the holder to purchase five (instead of 60) shares of Common Stock, at $2.40 (rather than $0.20) per share if the reverse split occurs at a ratio of 1 for 12.

     For restrictions upon the conversion of such preferred stock by the controlling shareholders, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" herein.

     Effective August 12, 1999, the board of directors revoked all prior stock option grants.

     The shares of Series A Preferred Stock are convertible into shares of Common Stock. Under the Certificate of Designation of Rights, Preferences and Privileges related to the Series A Preferred Stock, the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock will decrease in proportion to the Reverse Split.

EXCHANGE  OF  STOCK  CERTIFICATES  AND  LIQUIDATION  OF  FRACTIONAL  SHARES

     As soon as practicable after the Effective Date, the stockholders will be notified and requested to surrender their certificates representing shares of Common Stock to the Company's transfer agent so that certificates representing the appropriate number of shares of New Common Stock, together with a cash payment in lieu of any fractional share, may be issued in exchange therefor. As a result of the "cash-out" of fractional shares, stockholders holding fewer than 12 shares, if a 1 for 12 Reverse Split is consummated, will receive only cash and will no longer hold any Common Stock. Based on the number of stockholders of record of the Common Stock as of the Record Date, the Reverse Split would cause a reduction in the number of stockholders of record from 6,500 to 3,000 (this number is an estimate).

     No scrip or fractional certificates will be issued in connection with the proposed Reverse Split. Rather, the Company will pay cash in lieu of any fraction of a share that any stockholder would otherwise receive. The price for such fractional share will be based upon the average of the closing prices per share on the Bulletin Board for the Common Stock for the ten trading days immediately preceding the Effective Date of the Reverse Split.

FEDERAL  INCOME  TAX  CONSEQUENCES

     A summary of the material federal income tax consequences of the proposed Reverse Split is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences for all stockholders in all circumstances, nor does it address state, local or foreign tax consequences or considerations. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT UPON THEIR INDIVIDUAL TAX STATUS.

     1. The proposed Reverse Split will not be a taxable transaction to the Company.

     2. A stockholder will not recognize any gain or loss as a result of the Reverse Split unless the stockholder receives cash in lieu of a fractional share. Although it is impossible to predict with certainty the tax consequences to any stockholder who receives cash in lieu of a fractional share, such stockholder, depending on the circumstances, will either (i) recognize gain or loss as a result of the Company's purchase of a fractional share based upon the amount realized for the fractional share less the holder's proportionate adjusted basis in such fractional share, or (ii) recognize dividend income in an amount not in excess of the amount of proceeds received from the sale of the fractional share.

     3. The aggregate tax basis of the New Common Stock received by a stockholder pursuant to the Reverse Split will equal the aggregate tax basis of the stockholder's Common Stock prior to the Effective Date (except that such basis will be reduced by any basis allocated to a fractional share redeemed by the Company with respect to which the stockholder recognizes gain or loss as described in clause (i) of paragraph 2 above). The holding period of the New Common Stock received by the stockholder will include the holding period of the stockholder's Common Stock before the Reverse Split, provided the shares of Common Stock were a capital asset in the hands of such stockholder.

     Special taxation and withholding rules may apply to any stockholder that is a nonresident alien or a foreign corporation. Those rules are beyond the scope of this discussion and should be discussed with a personal tax advisor. Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, certain other information) to the transfer agent in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply. See "Exchange of Stock Certificates and Liquidation of Fractional Shares" herein. The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Amendment. Failure to provide such information may result in backup withholding.

RIGHTS  OF  DISSENTING  STOCKHOLDERS

     UNDER THE DELAWARE GENERAL CORPORATION LAW, STOCKHOLDERS OF THE COMPANY ARE NOT ENTITLED TO ANY RIGHTS OF APPRAISAL OR DISSENTERS' RIGHTS IN CONNECTION WITH THE ADOPTION OF PROPOSAL FOUR.


                 THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"
                              THIS  PROPOSAL  FOUR


PROPOSAL  FOUR:      APPROVE AN  INCREASE  IN THE NUMBER OF AUTHORIZED SHARES OF
--------------       COMMON  STOCK  PER  SHARE  FROM  75  MILLION  TO  100
MILLION
                     SHARES AND AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT
                     THE  INCREASE

GENERAL


     At present, all of the Company's authorized common shares have been issued and are outstanding, except for nine hundred and fifty thousand shares which were issued in anticipation of a litigation settlement and recently reacquired by the Company when the settlement occurred by other means. As a result, the Company has only nine hundred and fifty thousand shares of authorized common stock available for issuance. In the opinion of the Board of Directors, the Company urgently requires additional common shares to be available for issuance for several purposes. First, the Company is urgently in need of additional financing to fund its ongoing operations and the operations of certain of its subsidiaries, including BentleyTel.com, Inc. and Bentley House Furniture Company. In addition to the funding requirements of these ongoing operations, the Company has outstanding bills for legal and accounting services in connection with various essential responsibilities of the Company, including the legally-required filing of required reports with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act") as well as $500,000 for legal fees incurred by previous management. Compliance with the 1934 Act is essential in order for the Company's common stock to remain eligible for public trading and for the Company to have continued access to the capital markets for additional financing. Due to the lack of authorized common stock following the Bentley Acquisition, the Company's financing choices have been limited and it has been forced to pursue financing via the issuance of debt or preferred equity on terms which the Company judges to be significantly less favorable than the issuance of common stock.

     The Company seeks approval to increase the number of authorized common shares from 75 million to 100 million shares of common stock, $.004 par value. If the Reverse Split is approved and accomplished, both the Company's authorized and its issued common shares would be reduced from 75 million shares of Common

Stock to (i) 6,250,000 common shares if one for twelve shares is adopted or (ii) 25,000,000 common shares if one for three shares is adopted, subject to adjustment for fractional shares as described under PROPOSAL THREE. Increasing the number of authorized common shares to 100 million shares would, in such case, provide more additional common shares than necessary for the Company's immediate requirements, but would not impair the capital of existing shareholders in any way. Any number of such newly authorized shares would be subject to issuance upon approval of the Board of Directors for any valid corporate purpose, including additional equity capitalization, any acquisition which the Company might wish to undertake, issuance pursuant to the terms of stock option agreements either now existing or hereafter adopted, or for issuance as consideration in other contractual arrangements which the Company might wish to undertake.

     The Board of Directors has no immediate plans for any such transaction outside the ordinary course of business, although it is pursuing additional equity financing on an ongoing basis and may have need and an opportunity to issue substantial numbers of new Common Shares at any time or times in the future, subject to the market acceptance of the Company's common stock, and at prices and on terms to be negotiated from time to time. See discussion of PROPOSAL THREE herein. The Company has decided not to conduct a registered public offering of its shares at this time, and the Board has no intention of issuing shares on undesirable terms. However, the Board is subject to supply and demand factors for the Company's shares, and any issuance would be likely to have some dilutive effect on existing shareholders.

     The Board of Directors believes that the proposed increase in the Company's common shares is equally necessary whether the Reverse Split is or is not approved. If the Reverse Split is not approved, the Company's authorized and outstanding common shares would remain at 75 million, and approval of PROPOSAL FOUR would increase the Company's authorized common shares from 75 million to 100 million common shares. In such case, the additional authorized common shares would be necessary and desirable for and would be subject to issuance pursuant to the terms of employee and non-employee stock option agreements, convertible debentures or convertible preferred stock, or as consideration in corporate acquisition transactions or other contractual arrangements which the Company might wish to undertake. All such issuances would be subject to the approval of the Company's Board of Directors, which believes that the availability of additional common stock for issuance will significantly increase the Company's operating flexibility, greatly reduce its need to rely on cash from ongoing operations to fund expansion, compensation arrangements and other corporate purposes. The Board's issuance of any additional shares would be subject to the Directors' fiduciary duties and to all applicable corporate laws, securities laws, and other laws and regulations.

     Failure to approve the increase in the Company's authorized common shares would render the Company incapable of complying with the terms of various existing contractual arrangements, including stock option agreements and the terms of its Series A Preferred Stock. Such failure would place the Company at risk of costly litigation and would potentially damage its opportunities to procure additional equity financing. If the increase in authorized shares is approved and accomplished, however, the Company will be able to satisfy its contractual obligation concerning its Series A Preferred Stock and any stock option agreements.

     Although the approval of this PROPOSAL FOUR would increase the number of shares of authorized capital stock, it would not result in any change in the relative voting power among shareholders nor their percentage ownership of the Company.

VOTE  REQUIRED;  RECOMMENDATION  OF  BOARD  OF  DIRECTORS

     Under the Company's Certificate of Incorporation and the Delaware General Corporation Law, PROPOSAL FOUR must be approved by the affirmative vote of a majority of the votes cast.


                 THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"
                               THIS  PROPOSAL  FOUR


PROPOSAL  FIVE:      RATIFY  APPOINTMENT  OF  INDEPENDENT  CERTIFIED
---------------      PUBLIC  ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of Mendoza Berger & Company, LLP as independent certified public accountants for the Company for the year ending December 31, 2000, subject to stockholder approval. The Company has been advised by Mendoza Berger & Company, LLP that neither the firm nor any of its partners has any material relationship with the Company or any affiliate of the Company.

     A representative of Mendoza Berger & Company, LLP is expected to be present at the Meeting to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions at the Meeting. In the event that the stockholders disapprove the appointment of Mendoza Berger & Company, LLP as independent public accountants for the Company, the Board of Directors will review its selection

RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

     Approval of the appointment of Mendoza Berger & Company, LLP as independent certified public accountants for the Company for the year ending December 31, 2000 requires the affirmative vote of a majority of the combined Votes Cast.


                 THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"
                               THIS  PROPOSAL  FIVE


/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

/  /  /

                                  OTHER  MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                           By Order of the Board of Directors of

                                           GLOBAL  TELEMEDIA
                                           INTERNATIONAL,  INC.



                                           By:  /s/  Jonathon  Bentley-Stevens
                                              --------------------------------
                                              Jonathon  Bentley-Stevens
                                              Chief  Executive  Officer



Newport  Beach,  California
September 8,  2000